EXHIBIT 99.3

Insert Exhibit here.
For further information contact
Rodger W. Smith   1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Issues Guidance
For First Quarter, Full Year 2011

Natchez, MS (March 14, 2011)—Callon Petroleum Company (NYSE: CPE) is issuing guidance for the first quarter and full year 2011.   The guidance, found in the table below, is expressed in ranges for the detailed components.

First Quarter and Full Year 2011
Guidance Estimates
(In thousands, except per production unit amounts)

	Guidance for 1st Quarter 2011	Guidance for Full Year 2011
Estimated production volumes:
Natural gas (Bcf)	1.4 -- 1.5	5.4 – 5.7
Crude oil (Mbo)	190 – 200	850 – 1,000
Boe/d	4,700 – 5,000	4,800 – 5,300

Lease operating expenses:

Cash	$ 5,000 -- $ 6,000	$ 21,000 -- $ 24,000
Non-cash	--	--
Total	$ 5,000 -- $ 6,000	$ 21,000 -- $ 24,000

General and administrative expenses:

Cash	$ 1,800 -- $ 2,600	$ 9,000 -- $ 10,500
Non-cash	1,200 -- 1,400	5,000 -- 6,000
Total	$ 3,000 -- $ 4,000	$ 14,000 -- $ 16,500

Interest expense:

Cash	$ 3,800 -- $ 4,400	$ 13,600 -- $ 15,000
Non-cash	(800) -- (900)	(2,600) -- (3,000)
Total	$ 3,000 -- $ 3,500	$ 11,000 -- $ 12,000

Medusa Spar LLC, net of tax	$ 100 -- $ 125	$ 300 -- $ 400

DD & A – per BOE	$ 23.00 -- $ 24.00	$ 23.50 -- $ 24.50

Accretion expense	$ 600 -- $ 650	$ 2,400 -- $ 2,600

Income tax rate	0%	0%

Cash income tax rate	0%	0%

The preceding guidance estimates contain assumptions that we believe are reasonable.  These estimates are based on information that is available as of the date of this news release.  We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

Listed below are the outstanding hedges for crude oil for 2011.  There are no natural gas hedges for 2011.

Crude Oil		3/31/11	6/30/11	9/30/11	12/31/11

Collars	Volume (Mbo)	30	30	30	30
	Ceiling	$101.85	$101.85	$101.85	$101.85
	Floor	$75.00	$75.00	$75.00	$75.00

Collars	Volume (Mbo)	15	15	15	15
	Ceiling	$102.00	$102.00	$102.00	$102.00
	Floor	$80.00	$80.00	$80.00	$80.00

Collars	Volume (Mbo)	30	30	30	30
	Ceiling	$94.50	$94.50	$94.50	$94.50
	Floor	$75.00	$75.00	$75.00	$75.00

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas, and the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the left side of the homepage.

This news release contains projections and other forward-looking statements (including statements about fiscal fourth quarter and full-year financial and operating performance) within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	general economic and industry conditions;
•	volatility of oil and natural gas prices;
•	uncertainty of estimates of oil and natural gas reserves;
•	impact of competition;
•	availability and cost of seismic, drilling and other equipment;
•	operating hazards inherent in the exploration for and production of oil and natural gas;
•	difficulties encountered during the exploration for and production of oil and natural gas;
•	difficulties encountered in delivering oil and natural gas to commercial markets;
•	changes in customer demand and producers’ supply;
•	uncertainty of our ability to attract capital;
•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;
•	actions of operators of our oil and gas properties;
•	weather conditions; and
•	the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2009 on Form 10-K.

The preceding estimates reflect our review of continuing operations only.  These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures.  We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.